Exhibit 99.1

Oragenics Prices Public Offering of Common Stock

TAMPA, Fla. (November 15, 2013)—Oragenics, Inc. (NYSE MKT: OGEN) (the “Company”) announced today that it has priced an underwritten public offering of 4,400,000 shares of its common stock at a public offering price of $2.50 per share for aggregate gross proceeds of $11.0 million, prior to underwriting discounts and offering expenses. The offering is expected to close on or about November 20 2013, subject to satisfaction of customary closing conditions.

Griffin Securities, Inc. is acting as underwriter for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-190609), which was declared effective by the United States Securities and Exchange Commission on August 26, 2013. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement, copies of which may be obtained, when available, from Griffin Securities, Inc. by calling (212) 509-9500 or by mail at Griffin Securities, Inc. 17 State Street New York, NY 10004.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health for humans and pets. Oragenics has established exclusive worldwide channel collaborations for lantibiotics and probiotics, with Intrexon Corporation Inc., a synthetic biology company. The lantibiotics collaboration will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria. The probiotics collaboration will allow Oragenics access to Intrexon’s proprietary technologies to develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease. Oragenics also develops, markets and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in over 13 countries worldwide.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to raise additional capital to sustain our operations and those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

For more information regarding Oragenics, contact:

Corporate Contact	Investor Contact

John Bonfiglio Chief Executive Officer Oragenics, Inc. 4902 Eisenhower Blvd | Suite 125 Tampa, FL 33634 Tel: 813-286-7900 ×246 Direct: 813-786-6431 msullivan@oragenics.com	Stephanie Carrington / Aaron Estrada The Ruth Group Tel: +1-646-536-7017/7028 scarrington@theruthgroup.com aestrada@theruthgroup.com